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                                                                    EXHIBIT 16.4



                                     ARTHUR
                                    ANDERSEN


February 21, 1997

Office of Chief Accountant
Securities and Exchange Commission
Washington, D.C.


Gentlemen:

We have read Item 4 included in the Form 8-K's, as amended on February 24, 1997 by the filings in which this letter is included, filed with the Securities and Exchange Commission for the following registrants, and are in agreement with the statements contained therein:


IEA Marine Container Fund I
IEA Marine Container Fund II
IEA Marine Container Income Fund III
IEA Marine Container Income Fund IV
IEA Marine Container Income Fund V (A)
IEA Marine Container Income Fund V (B)
IEA Income Fund VI
IEA Income Fund VII
IEA Income Fund VIII
IEA Income Fund IX
IEA Income Fund X
IEA Income Fund XI
IEA Income Fund XII
Cronos Global Income Fund XIV, L.P.
Cronos Global Income Fund XV, L.P.
Cronos Global Income Fund XVI, L.P.


Very truly yours,


/s/ ARTHUR ANDERSEN LLP